Exhibit 10.2

Last Rev. 2013-09-01

EXHIBIT C

FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.

This Warrant is issued pursuant to that certain Sales Incentive Agreement dated November 8, 2019 by and between the Company and Technology Transfer Institute (as defined below) (the “Incentive Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in a Securities Purchase Agreement (the “Purchase Agreement”) entered into by and between the Company and certain investors on or about November 8, 2019. Receipt of this Warrant by the Holder shall constitute acceptance and agreement to all of the terms contained herein.

No.

BIO-KEY INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

BIO-Key International, Inc., a Delaware corporation (together with any corporation which shall succeed to or assume the obligations of BIO-Key International, Inc. hereunder, the “Company”), hereby certifies that, for value received, Technology Transfer Institute, a Florida corporation (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time during the Exercise Period (as defined in Section 9) up to      (      ) fully paid and non- assessable shares of Common Stock (as defined in Section 8), at a purchase price per share equal to the Exercise Price (as defined in Section 9). The number of shares of Common Stock for which this Common Stock Purchase Warrant (this “Warrant”) is exercisable and the Exercise Price are subject to adjustment as provided herein.

1.	DEFINITIONS. Certain terms are used in this Warrant as specifically defined in Section 8.

2.	EXERCISE OF WARRANT.

2.1.     Exercise. This Warrant may be exercised prior to its expiration pursuant to Section 2.4 hereof by the Holder at any time or from time to time during the Exercise Period, by submitting the form of exercise attached hereto (the “Exercise Notice”) duly executed by the Holder, to the Company at its principal office, indicating whether the Holder is electing to purchase a specified number of shares by paying the Aggregate Exercise Price as provided in Section 2.2. On or before the first Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by electronic mail an acknowledgement of confirmation of receipt of the Exercise Notice. Subject to Section 2.3, this Warrant shall be deemed exercised for all purposes as of the close of business on the day on which the Holder has delivered the Exercise Notice to the Company. The Aggregate Exercise Price, shall be paid by wire transfer to the Company within five (5) Business Days of the date of exercise and prior to the time the Company issues the certificates evidencing the shares issuable upon such exercise. In the event this Warrant is not exercised in full, the Company may, at its expense, require the Holder, after such partial exercise, to promptly return this Warrant to the Company and the Company will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised.

2.2.     Payment of Exercise Price by Wire Transfer. The Holder shall pay the Aggregate Exercise Price by wire transfer of immediately available funds to the account designated by the Company in its acknowledgement of receipt of such Exercise Notice pursuant to Section 2.1.

2.3.     Antitrust Notification. If the Holder determines, in its sole judgment upon the advice of counsel, that the issuance of any Warrant Shares pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file as soon as practicable after the date on which the Company receives notice from the Holder of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required to be filed by it pursuant to the HSR Act in connection with such issuance.

2.4.     Termination. This Warrant shall terminate upon the earlier to occur of (i) exercise in full or (ii) the expiration of the Exercise Period.

3.	DELIVERY OF STOCK CERTIFICATES ON EXERCISE.

3.1.     Delivery of Exercise Shares. As soon as practicable after any exercise of this Warrant and in any event within two (2) Trading Days thereafter (such date, the “Exercise Share Delivery Date”), the Company shall, at its expense (including the payment by it of any applicable issue or stamp taxes), cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and nonassessable shares of Common Stock (which number shall be rounded down to the nearest whole share in the event any fractional share may otherwise be issuable upon such exercise and the Company shall pay a cash adjustment to the Holder in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except for any such legends as may be required under the Securities Act). In lieu of delivering physical certificates for the shares of Common Stock issuable upon any exercise of this Warrant, provided the Warrant Shares are not restricted securities and the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such shares of Common Stock issuable upon exercise of this Warrant to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee).

3.2.     Charges, Taxes and Expenses. Issuance of Exercise Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Exercise Shares, all of which taxes and expenses shall be paid by the Company, and such Exercise Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Exercise Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto (the “Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

3.3   Buy-In. If by the second Trading Day after an Exercise Share Delivery Date the Company fails to deliver the required number of shares of Common Stock in the manner required pursuant to Section 3.1, and if after such second Trading Day and prior to the receipt of such Common Stock, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Common Stock which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the shares of Common Stock on the Exercise Share Delivery Date and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Common Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

4.	CERTAIN ADJUSTMENT.

4.1.   Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (a) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (b) subdivides outstanding shares of Common Stock into a larger number of shares, (c) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the Aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 4.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

4.2     Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the beneficial ownership limitation provided for in Section 9, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the beneficial ownership limitation).

4.3     Fundamental Transaction. If, at any time while this Warrant is outstanding, (a) the Company effects any merger or consolidation of the Company with or into another Person, (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then, upon the closing of a Fundamental Transaction and payment of the exercise price therefore, the Holder shall receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon exercise of this Warrant upon the closing of such Fundamental Transaction. The foregoing notwithstanding, if the Company effects any reclassification of the Common Stock or any compulsory share exchange, in each case, into another security of the Company, this Warrant shall remain outstanding and the Holder shall be entitled to receive the Alternative Consideration upon any subsequent exercise of this Warrant and the payment of the exercise price therefor. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 4.3

4.4     Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding at the close of the Trading Day on or, if not applicable, most recently preceding, such given date.

4.5     Notice to Holder.

(a)     Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(b)     Notice to Allow Exercise by Holder. If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Subject to applicable law, the Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice. Notwithstanding the foregoing, the delivery of the notice described in this Section 4.5 is not intended to and shall not bestow upon the Holder any voting rights whatsoever with respect to outstanding unexercised Warrants.

5.     NO IMPAIRMENT. The Company will not, by amendment of the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in taking all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of this Warrant from time to time outstanding.

6.	NOTICES OF RECORD DATE. In the event of:

(a)     any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(b)     any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person or any other Change in Control; or

(c)   any voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such event, the Company will mail or cause to be mailed to the Holder a notice specifying(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen

(15) days prior to the date specified in such notice on which any such action is to be taken.

7.         RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT; REGULATORY COMPLIANCE.

7.1.     Reservation of Stock Issuable on Exercise of Warrant. The Company shall at all times while this Warrant shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of all or any portion of the Warrant Shares (disregarding for this purpose any and all limitations of any kind on such exercise). The Company shall, from time to time in accordance with the Delaware General Corporation Law, increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 8.

7.2.     Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of exercise of the Warrant Shares require registration or listing with or approval of any Governmental Authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon exercise, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

8.         DEFINITIONS. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

“Aggregate Exercise Price” means, in connection with the exercise of this Warrant at any time, an amount equal to the product obtained by multiplying (i) the Exercise Price times (ii) the number of shares of Common Stock for which this Warrant is being exercised at such time.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation as amended to date.

“Change in Control” has the meaning set forth in the Purchase Agreement.

“Common Stock” means (i) the Company’s Common Stock, $0.0001 par value per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Exercise Period” means the period commencing on the date the Issuance Date, and ending 11:59 P.M. (New York City time) on the five year anniversary of the Issuance Date or earlier closing of a Fundamental Transaction (other than a Fundamental Transaction of the type described in clause (d) of the definition thereof resulting in the conversion into or exchange for another security of the Company).

“Exercise Price” means $1.50 per share, as may be adjusted pursuant to the terms hereof.

“Exercise Shares” means the shares of Common Stock for which this Warrant is then being exercised.

“Issuance Date” means      , 2019.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra- national bodies such as the European Union or the European Central Bank).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, NYSE: Amex Exchange, or the Nasdaq Stock Market (including the Nasdaq Capital Market), on which the Common Stock is listed or quoted for trading on the date in question.

“Warrant Shares” means collectively the shares of Common Stock of the Company issuable upon exercise of the Warrant in accordance with its terms, as such number may be adjusted pursuant to the provisions thereof.

9.       LIMITATION ON BENEFICIAL OWNERSHIP. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares of Common Stock or other securities (together with Common Stock, “Equity Interests”) upon exercise of this Warrant to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the Exchange Act which exceeds the Maximum Percentage (as defined below) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the exercise of the Warrant prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the Exchange Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following exercise of this Warrant is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 9 apply, the determination of whether this Warrant is exercisable and of which portion of this Warrant is exercisable shall be the sole responsibility and in the sole determination of the Holder, and the submission of an Exercise Notice shall be deemed to constitute the Holder’s determination that the issuance of the full number of Warrant Shares requested in the Exercise Notice is permitted hereunder, and neither the Company nor any Warrant agent shall have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 9, (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the date hereof the Holder Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the Exchange Act (excluding any Equity Interests deemed beneficially owned by virtue of this Warrant), then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of Equity Interests); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the Exchange Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the Exchange Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10- Q filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Trading Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. The Purchaser may increase the Maximum Percentage at any time and upon not less than 61 days’ prior notice to the Company. Any increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 9 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. The provisions of this Section 9 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

10.	REGISTRATION AND TRANSFER OF WARRANT.

10.1.     Registration of Warrant. The Company shall register and record transfers, exchanges, reissuances and cancellations of this Warrant, upon the records to be maintained by the Company for that purpose, in the name of the record holder hereof from time to time. The Company may deem and treat the registered holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall be entitled to rely, and held harmless in acting or refraining from acting in reliance upon, any notices, instructions or documents it believes in good faith to be from an authorized representative of the Holder.

10.2   Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form of assignment (the “Assignment Notice”) attached hereto duly executed by the Holder or its agent or attorney. The Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of the transferred Warrant under the Securities Act. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such Assignment Notice, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Exercise Shares without having a new Warrant issued.

10.3.   New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 10.2, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original date of issuance of the Warrant and shall be identical with this Warrant except as to the number of Exercise Shares issuable pursuant thereto.

11.     LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Exercise Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

12.     REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13.     NO RIGHTS AS A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Exercise Shares.

14.     NOTICES. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) on the date of delivery when delivered by hand on a Business Day during normal business hours or, if delivered on a day that is not a Business Day or after normal business hours, then on the next Business Day, (ii) on the date of transmission when sent by facsimile transmission or email during normal business hours on a Business Day with telephone confirmation of receipt or, if transmitted on a day that is not a Business Day or after normal business hours, then on the next Business Day, or (iii) on the second Business Day after the date of dispatch when sent by a reputable courier service that maintains records of receipt. The addresses for notice are:

If to the Company:

BIO-key International, Inc. 3349 Highway 138 Building A, Suite E

Wall, NJ 07719

Attention: Michael W. DePasquale, Chief Executive Officer

If to the Holder:

Technology Transfer Institute

2719 Hollywood Blvd., Suite A-1457 Hollywood, FL 33020

Attention: Anthea Arnasalam

15.     CONSENT TO AMENDMENTS. Any term of this Warrant may be amended, and the Company may take any action herein prohibited, or compliance therewith may be waived, only if the Company shall have obtained the written consent (and not without such written consent) to such amendment, action or waiver from Holder. No course of dealing between the Company and the Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of the Holder.

16.     MISCELLANEOUS. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If any provision of this Warrant is found to conflict with the Incentive Agreement, the provisions of this Warrant shall prevail. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF DELAWARE EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated as of            , 2019

BIO-KEY INTERNATIONAL, INC.

By:

Name:

Title:

FORM OF EXERCISE

(To be signed only on exercise

of Common Stock Purchase Warrant)

TO: BIO-Key International, Inc.

1.     The undersigned Holder of the attached Warrant hereby elects to exercise its purchase right under such Warrant to purchase shares of Common Stock of BIO-Key International, Inc., a Delaware corporation (the “Company”), as follows:

to exercise the Warrant to purchase      shares of Common Stock and to pay the Aggregate Exercise Price therefor by wire transfer of United States funds to the account of the Company, which transfer has been made prior to or as of the date of delivery of this Form of Exercise pursuant to the instructions of the Company.

2.     In exercising this Warrant, the undersigned Holder hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned shall not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act or any state securities laws. The undersigned hereby further confirms and acknowledges that it is an “accredited investor”, as that term is defined under the Securities Act.

3.     Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name(s) as is specified below:

Name:

Address:

TIN:

                                                                                                  Dated:

(Signature must conform exactly to name of Holder

as specified on the face of the Warrant)

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto Technology Transfer Institute the right represented by the within Warrant to purchase                shares of Common Stock of BIO- Key International, Inc., a Delaware corporation, to which the within Warrant relates, and appoints                                   attorney to transfer such right on the books of BIO-Key International, Inc., with full power of substitution in the premises.

Technology Transfer Institute

Dated:	By:

Title:

[insert address of Holder]

Signed in the presence of:

Last Rev. 2013-09-01

EXHIBIT D

INVESTMENT REPRESENTATION LETTER

Form of Investment Representation Agreement

                           , 20

BIO-key International, Inc.

349 Highway 138

Building A, Suite E

Wall, New Jersey 07719

Attention: Michael W. DePasquale

Chief Executive Officer

Dear Mr. De Pasquale:

Reference is made to the Sales Commission Agreement dated November 8, 2019 (the “Agreement”) by and BIO-key International, Inc. (the “Company”) and Technology Transfer Institute, Inc. a Florida corporation (the “Investor”). For ease of reference, capitalized terms utilized herein shall have the meanings ascribed thereto in the Agreement.

This correspondence shall confirm that the Company has agreed to issue to the Investor                                 shares (the “Shares”) of common stock, $.001 par value per share, of the Company in payment of amounts due under the Agreement and that Investor has agreed to accept the Shares in full and complete satisfaction of certain amounts due under the Agreement. This correspondence shall also serve as a Subscription Agreement which is intended to evidence the issuance of the Shares to Investor. Accordingly, Investor hereby acknowledges, represents and warrants to the Company that:

(a)	Nature of Securities:

(i)     The Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws and are being issued and sold in reliance upon certain exemptions contained in the Act of 1933;

(ii)     The Shares are “restricted securities” as that term is defined in Rule 144 promulgated under the Act;

(iii)     The Shares cannot be sold or transferred without registration under the Act and applicable state securities laws, or unless the Company receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) that such registration is not necessary;

(iv)     No securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Shares; and

(v)     The Shares and any certificates issued in replacement therefor shall bear a legend substantially in the form set forth below, in addition to any other legend required by law or otherwise:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY ISSUER, ISSUER SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.”

(b)     Sophisticated Investor. Investor has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Company, and the Investor has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision;

(c)     Investment Intent. Investor has been advised that the offer and sale of Shares covered by Agreement has not been registered with, or reviewed by, the Securities and Exchange Commission (“SEC”) because the offer and sale of the Shares is intended to be a non- public offering pursuant to Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and Investor represents that the Shares are being acquired for Investor’s own account and not on behalf of any other person, for investment purposes only, and not with a view towards distribution or resale to others;

(d)     No General Solicitation. Investor acknowledges that no general solicitation or general advertising (including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the Internet) has been received by Investor and that no public solicitation or advertisement with respect to the offering of the Shares has been made to Investor;

(e)     Advice of Tax and Legal Advisors. Investor has relied solely upon the advice of Investor’s tax and legal advisors with respect to the tax and other legal aspects of this investment;

(f)     Access to Information. Investor has had access to all material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects that it has deemed necessary in order to enable Investor to make an informed investment decision with respect to Investor’s investments in the Shares, including reports filed by the Company with the SEC under the Securities Exchange Act of 1934, and has carefully read and reviewed, and is familiar with and understands the contents thereof, including, without limitation, the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction; and

(g)     Accredited Investor Status. Investor is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Act.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this letter on this      day of      , 20 .

By:
Name:
TItle: